December 31, 2004



DEMAND NOTE




American Asset Management Corporation promises to pay on demand to Richard G. Gagliardi the principal sum of $20,000 plus accrued interest calculated at 10% per annum for consideration of a $20,000 loan made on this date.




______________________
Russell Frayko




______________________
Russell Frayko, Secretary


































December 31, 2004




DEMAND NOTE




American Asset Management Corporation promises to pay on demand to Bernard Gitlow the principal sum of $125,000. Interest shall be payable on a monthly basis directly to Commerce Bank upon Gitlows presentation of an invoice from Commerce Bank on business loan #001321504807.



______________________
Richard G. Gagliardi, President




______________________
Russell Frayko, Secretary





































March 30, 2004




DEMAND NOTE




American Asset Management Corporation promises to pay on demand to Bernard Gitlow the principal sum of $50,000 plus accrued interest calculated at 10% per annum for consideration of a $50,000 loan made on this date.




______________________
Richard G. Gagliardi, President




______________________
Debra Lourie, Secretary







































March 30, 2004




DEMAND NOTE




American Asset Management Corporation promises to pay on demand to Russell Frayko the principal sum of $50,000 plus accrued interest calculated at 10% per annum for consideration of a $50,000 loan made on this date.




______________________
Richard G. Gagliardi, President




______________________
Debra Lourie, Secretary


























November 30, 2004




DEMAND NOTE




American Asset Management Corporation promises to pay on demand to Bernard Gitlow the principal sum of $25,000 plus accrued interest calculated at 10% per annum for consideration of a $25,000 loan made on this date.




______________________
Richard G. Gagliardi, President